UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

JULY 21, 2009
Date of Report (date of Earliest Event Reported)

O2DIESEL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-32228	91-2023525
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 COMMERCE DRIVE, SUITE 301, NEWARK, DE 19713
(Address of principal executive offices and zip code)

(302) 266-6000
 (Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.03                      Bankruptcy Or Receivership

On July 21, 2009 (the “Petition Date”), O2Diesel Corporation (the “Company”) and its wholly owned subsidiary of a subsidiary, O2Diesel Fuels, Inc. (“O2Diesel Fuels,” and together with the Company, the “Debtors”), each filed a voluntary petition for reorganization under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The cases are being jointly administered under the Company’s case (case no. 09-12585 (KJC)).  The Debtors intend to continue to manage and operate their business as debtors in possession pursuant to Bankruptcy Code sections 1107 and 1108. On the Petition Date, the Debtors filed a joint plan of reorganization that proposes to cancel all shares of the Company’s stock and for the reorganized entity to issue new common stock to the plan funder, Energenics Holdings, Pte Ltd.  Unsecured creditors are projected to receive a distribution of approximately 5% of their allowed claims.  Information about the case is available from the Clerk of the Court, located at United States Bankruptcy Court, 824 North Market Street, 3rd Floor, Wilmington, Delaware 19801.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION

Date: July 27, 2009	By:	/s/ Alan R. Rae
Alan R. Rae
Chief Executive Officer